Exhibit 99.2

Serina Therapeutics to Present at the 3rd Annual LNP Immunogenicity & Toxicity Summit

HUNTSVILLE, AL, December 11, 2024 (GLOBE NEWSWIRE) — Serina Therapeutics, Inc. (“Serina”) (NYSE American: SER), a clinical-stage biotechnology company developing its proprietary POZ Platform™ drug delivery technology, announced that Serina Therapeutics’ Chief Development Officer, Randall Moreadith, MD, PhD, will be presenting today at the 3rd Annual LNP Immunogenicity & Toxicity Summit in Boston, MA. Entitled “Overcoming Anti-PEG Antibody Responses – A Novel PEOZ-lipid That Fails to Elicit an Immune Response to the Polymer-lipid in mRNA-LNP Formulations.”

Dr. Moreadith will present data on the immunological profile of Serina’s proprietary POZ-lipid, a next-generation polymer in development to improve lipid nanoparticle (LNP) formulations. The study demonstrated that POZ-lipid did not induce IgM or IgG antibody responses following repeated administration in an animal model. In contrast, standard PEG-lipids commonly utilized in current LNP technologies elicited robust and sustained IgM and IgG responses. Such anti-PEG antibody responses have been implicated in hypersensitivity reactions, including anaphylaxis and other serious adverse events, in recipients of mRNA-based vaccines (e.g., Pfizer-BioNTech and Moderna). The absence of an IgM or IgG response to Serina’s POZ-lipid is a notable observation that suggests its potential to enable the development of safer and more immunologically compatible LNP formulations.

About Serina Therapeutics

Serina is a clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and other indications. Serina’s POZ PlatformTM provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics and antibody-based drug conjugates (ADCs). Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology.

For more information, please visit https://serinatherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statement

This release contains forward-looking statements within the meaning of federal securities laws. These statements are based on management’s current expectations, plans, beliefs or forecasts for the future, and are subject to uncertainty and changes in circumstances. Any express or implied statements in this press release that are not statements of historical fact, including statements about the potential of Serina’s POZ polymer technology, are forward-looking statements that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when any applications may be filed for any drug or vaccine candidates in any jurisdictions; whether and when regulatory authorities may approve any potential applications that may be filed for any drug or vaccine candidates in any jurisdictions, which will depend on a myriad of factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such drug or vaccine candidates will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any drug or vaccine candidates; and competitive developments. These risks as well as other risks are more fully discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, the company’s Current Report on Form 8-K that was filed with the SEC on April 1, 2024, and the company’s other periodic reports and documents filed from time to time with the SEC.

The information contained in this release is as of the date hereof, and Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

For inquiries, please contact:

Stefan Riley

sriley@serinatherapeutics.com

(256) 327-9630